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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-3321, 333-3323 and 333-47357 on Form S-8 previously filed by CD&L, Inc. of our report dated March 29, 2006, relating to our audits of the consolidated financial statements and financial statement schedule of CD&L, Inc. and Subsidiaries as of and for the years ended December 31, 2005 and 2004 appearing in this Annual Report on Form 10-K of CD&L, Inc. for the year ended December 31, 2005.

/s/ J.H. Cohn LLP

Roseland, New Jersey
March 29, 2006

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